UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2018

Infrastructure and Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 828-2580

None.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On August 9, 2018, Infrastructure & Energy Alternatives, Inc. (the “Company”) announced that its indirect, wholly-owned subsidiary, IEA Energy Services LLC (“IEA”), has entered into a Purchase and Sale Agreement, dated August 9, 2018 (the “Agreement”), with Consolidated Construction Solutions I LLC (“CCS I”) and Consolidated Construction Investment Holdings LLC (“Seller”), providing for the acquisition by IEA of all of the issued and outstanding limited liability company interests of CCS I from Seller (the “Acquisition”).

Pursuant to the terms of the Agreement, IEA will acquire CCS I for $145 million in cash, subject to customary adjustments for cash, debt, transaction expenses and normalized working capital. The Company intends to fund the Acquisition and the related fees and expenses with a combination of cash on hand and new financing (such financing, the “Financing”). Concurrently with the execution of the Agreement, the Company entered into the Commitment Letter (as described in more detail below) that together with cash on hand, the Company believes are sufficient to cover the purchase price plus the related fees and expenses. Pursuant to the Agreement, the Company has agreed to customary covenants to obtain the Financing, and CCS I has agreed to provide reasonable cooperation with the Company in the Company’s efforts to obtain the Financing. There is no financing condition to the consummation of the Acquisition.

The Agreement contains customary representations, warranties and closing conditions (including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Act of 1976, as amended).

Either IEA or Seller may terminate the Agreement (i) if the closing has not occurred by October 10, 2018, subject to extension as provided in the Agreement (the “End Date”), or (ii) upon receipt of a “second request” from either the United States Federal Trade Commission or the United States Department of Justice. IEA may terminate the Agreement if CCS I or Seller is in breach under the Agreement and such breach would cause a condition to the closing not to be met and which is not, or cannot be, cured in the time period specified in the Agreement. Seller may terminate the Agreement (a) if IEA is in breach under the Agreement and such breach would cause a condition to the closing not to be met and which is not, or cannot be, cured in the time period specified in the Agreement or (b) if all conditions to closing have been satisfied or waived and IEA fails to consummate the Acquisition following confirmation by Seller it is prepared to close if IEA performs its obligations to consummate the closing and the Financing is funded, in each case, IEA will be required to pay to Seller a reverse termination fee of $7,250,000 (plus costs of enforcement, including interest thereon) (the “Termination Fee”). In addition, if IEA terminates the Agreement upon occurrence of the End Date at a time when Seller is entitled to terminate this Agreement as described in the foregoing clauses (a) or (b), IEA shall pay Seller the Termination Fee. The Agreement may also be terminated by mutual written consent of IEA and Seller.

The transaction is expected to close at the end of third quarter of 2018.

Item 2.02. Results of Operation and Financial Condition

The information contained in Item 7.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information regarding our Credit Facility under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On August 9, 2018, Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”), announced its financial results for the quarter ended June 30, 2018 and the Company updated guidance for the year ending December 31, 2018, in each case as set forth in the earnings press release. The Company also prepared an investor presentation for the quarter ended June 30, 2018 and acquisition of the ACC Companies. A copy of the Company’s earnings press release and investor presentation is furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 8.01 Other Events

Concurrently with the signing of the Agreement, IEA entered into a debt commitment letter (the "Commitment Letter”), dated August 9, 2018, with Jefferies Finance LLC for a $325 million senior secured credit facility (the “Credit Facilities”). The Credit Facilities include a $200 million senior secured first lien term loan facility (the “Initial Term Loan Facility”) that will be borrowed on the closing date of the acquisition to pay the acquisition consideration, pay transaction costs and repay borrowings under IEA’s existing credit facility and certain indebtedness of the ACC Companies. The Credit Facilities also include a $50 million asset-based revolving line of credit (the “ABL Facility”). After the closing date, availability will be subject to customary borrowing base calculations. The Credit Facilities also include a $75 million delayed draw term loan facility, which is available for a period of three months following the closing date, subject to meeting certain conditions, including compliance with a pro forma first lien leverage ratio (the “Delayed Draw Facility”). The Commitment Letter and the commitments contemplated thereby will terminate five business days after the End Date.

The Commitment Letter contains certain conditions to funding which are similar to the closing conditions included in the Agreement. Borrowings under the Credit Facilities will bear interest at a fluctuating rate equal to, at IEA’s option, LIBOR or the applicable base rate plus a margin calculated as described in the Commitment Letter. Amounts drawn under the Initial Term Loan Facility that are repaid may not be reborrowed. The Initial Term Loan Facility and the Delayed Draw Facility, if funded, will mature six years following the closing date. Revolving loans under the ABL Facility will mature five years following the closing date.

The definitive loan documentation for the Credit Facilities will contain certain customary representations and warranties, affirmative and negative financial covenants, indemnity obligations and events of default consistent with the terms set forth in the Commitment Letter or as mutually and reasonably agreed. IEA will also pay certain customary fees as described in the definitive loan documentation for the Credit Facilities.

The documentation for the Credit Facilities has not been finalized and may vary from the terms set forth in the description of the Commitment Letter.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated as of August 9, 2018
99.2	Investor Presentation dated as of August 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2018

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Andrew D. Layman
Name: Andrew D. Layman
Title: Chief Financial Officer